SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

         COHEN & STEERS ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	(See below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas, Fl. 30, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:	I.R.S. Employer Identification No.:

Shares of beneficial interest, with par value $0.00001 per share, of:

Cohen & Steers Real Assets Active ETF	NYSE Arca, Inc.	41-5285338

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-281213 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the shares of beneficial interest, with par value $0.00001 per share, of Cohen & Steers Real Assets Active ETF, a series of Cohen  & Steers ETF Trust (the “Trust”), registered hereunder is incorporated by reference to Post-Effective Amendment No.  7 to the Trust’s Registration Statement on Form N-1A (Registration Nos. 333-281213 and 811-22913), as may be amended, filed with the Securities and Exchange Commission on May 21, 2026.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is incorporated by reference to Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-281213; 811-22913), as filed with the Securities and Exchange Commission on August 2, 2024.

2. The Trust’s Amended and Restated Declaration of Trust is incorporated by reference to Exhibit (a)(ii) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-281213; 811-22913), as filed with the Securities and Exchange Commission on August 2, 2024.

3. The Trust’s Amended and Restated By-Laws are incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281213; 811-22913), as filed with the Securities and Exchange Commission on October  3, 2024.

4. Amended Schedule A to the Trust’s Amended and Restated Declaration of Trust is incorporated by reference to Exhibit (a)(ii)(1) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281213; 811-22913), as filed with the Securities and Exchange Commission on May 21, 2026.

[Signature Page Follows.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Cohen & Steers ETF Trust

Date: August 4, 2026

By:	/s/ Dana A. DeVivo
Dana A. DeVivo
Secretary and Chief Legal Officer